UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): September 24, 2007
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-99.1 Press Release

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 24, 2007, Michael A. Weiss tendered his resignation from the Board of Directors of Chico’s FAS, Inc. (the “Company”), effective immediately. Mr. Weiss’ resignation was due to his appointment as Chief Executive Officer of Express and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
     A copy of the release issued on September 27, 2007 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.
Item 8.01 Other Events.
     On September 27, 2007, the Company announced that its Board of Directors had elected Scott A. Edmonds to serve in the additional position of Chairman of the Board, that Ross E. Roeder, one of the Company’s seven independent directors had been appointed as Lead Director and that the number of Board seats had been reduced from 10 to 9.
     A copy of the release issued on September 27, 2007 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
     Exhibit 99.1     Chico’s FAS, Inc. Press Release dated September 27, 2007

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: September 27, 2007	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President —
Finance and Chief Accounting Officer and Assistant Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated September 27, 2007